UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016
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ARRIS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)
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England and Wales (State or Other Jurisdiction of Incorporation)	001-37672 (Commission File Number)	98-1241619 (I.R.S. Employer Identification No.)
3871 Lakefield Drive Suwanee, Georgia (Address of Principal Executive Offices)	30024 (Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2016, the Board of Directors of ARRIS International plc (“ARRIS” or the “Company”) appointed Andrew M. Barron as a director to serve until the 2017 Annual General Meeting of Shareholders.  Mr. Barron will also serve on the Nominating and Corporate Governance Committee of the Board.

Since 2014, Mr. Barron, age 51, has served as Chairman of Com Hem Holding AB, a communications company providing TV, telephony and high-speed Internet access to homes and businesses in Sweden.  Mr. Barron also served as Chairman of Primacom, a German cable company, in 2015, helping lead its sale to Tele Columbus.  Mr. Barron joined Virgin Media in 2008 and served as Chief Operating Officer from 2010 until 2013.  Prior to Virgin Media, Mr. Barron held executive positions with a number of cable and satellite companies throughout the world, including Modern Times Group MTG AB (where he served as Chief Operating Officer) and UPC (now Liberty Global – where he served as Managing Director – UPC Media), as well as The Walt Disney Company Europe, where he was an Executive Vice President.  Since 2013 Mr. Barron has also served as a member of the Executive Board of Cable Europe, a trade association that connects leading broadband cable TV operators and their national trade associations throughout the European Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC By: /s/ Patrick W. Macken Patrick W. Macken Senior Vice President, General Counsel, and Secretary
Date: August 15, 2016